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                                                                  Exhibit 23.1


            CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2000 relating to the financial statements, which appears in Triangle Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
August 23, 2000